                                                                      EXHIBIT 3




C&S 510 (11/97)


  MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

                                                           (FOR BUREAU USE ONLY)
      Date Received

      January 26, 1998                                            FILED
                                                              January 26, 1998
  Name                                                          Administrator
  Warren Cameron Faust & Asciutto, P.C.                MI DEPARTMENT OF CONSUMER
  Address                                                  & INDUSTRY SERVICES
                                                        CORPORATION, SECURITIES
  P.O. Box 26067                                       & LAND DEVELOPMENT BUREAU

  City               State             Zip
  Lansing             MI              48909                    EFFECTIVE DATE:

 Document will be returned to the name and address you enter above

                       RESTATED ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
            (Please read information and instructions on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

  1.   The present name of the corporation is:  Maxco, Inc.


  2.   The identification number assigned by the Bureau is: 026-970


  3.   All former names of the corporation are:  Planet Corporation
                                                 Michigan Planet Corporation

  4.   The date of filing the original Article of Incorporation was: April 2,
       1946


         The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

  The name of the corporation is:  Maxco, Inc.


ARTICLE II

  The purpose or purposes for which the corporation is formed are:

  See Attachment.
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ARTICLE III

 The total authorized shares:

    Common shares 10,000,000                           Preferred shares 100,000
                  __________                                            ________

          A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
           See Attachment.



ARTICLE IV

  1.   The address of the current registered office is:

       1118 Centennial Way        Lansing              MICHIGAN    48917
       (Street Address)           (City)               (State)  (Zip Code)

  2. The mailing address of the current registered office, if different than above:

       P.O. Box 80737             Lansing              MICHIGAN     48908
       (Street Address)           (City)               (State)   (Zip Code)

  3.   The name of the current resident agent is: Max A. Coon


ARTICLE V (OPTIONAL.  DELETE IF NOT APPLICABLE.)

  When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (OPTIONAL.  DELETE IF NOT APPLICABLE.)

  To the full extent that the laws of the State of Michigan, as they exist on the date hereof or as they may hereafter be amended, permit the limitations or elimination of the liability of Directors, no Directors of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders. Neither the amendment or repeal of this Article nor the adoption of any provisions of the Articles of Incorporation which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any act or omission of such Director occurring prior to such amendment, repeal or adoption.

  In the event a law or statute is adopted in the future which allows the limitation or elimination of the liability of Officers of the Corporation, the provisions of such law or statute shall be incorporated herein without the necessity for further action by the shareholders.
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5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS
   CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

   a. ___ These Restated Articles of Incorporation were duly adopted on the ___________ day of _________________, 19____, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

          Signed this _____________ day of__________________, 19 ______________


          ____________________________     ___________________________


          ____________________________     ___________________________
     (Signatures of Incorporators; Type or Print Name Under Each Signature)


   b. X    These Restated Articles of Incorporation were duly adopted on 9th
     ___ day of January, 1998, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

          X   were duly adopted by the Board of Directors without a vote of the
         ___  shareholders.  These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

          __ were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

          __ were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

          __ were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.



                         Signed this 23rd    day of January, 1998

                             /s/ J. Michael Warren
                         By: __________________________________________________
                             (Signature of an authorized officer or agent)


                         J. Michael Warren, Assistant Secretary
                         ______________________________________________________
                          (Type or Print Name)        (Type or Print Title)

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                                  Maxco, Inc.
                                   Article II

         The purpose or purposes for which the corporation is formed are as follows:

         To purchase, own and hold the stock of other corporations; to direct the operation of other corporations through the ownership of stock therein; to promote, lend money to, and guaranty the notes, evidence of indebtedness, contracts and other obligations of and otherwise aid in any matter which shall be lawful in any corporation or association in which the corporation shall have an interest;

         To engage in the business of general contracting and construction;

         To manufacture, design, machine, buy, sell, lease, trade and deal in all kinds of personal property, including, but not limited to, conveyors and all types of steel and special alloys; and to fabricate, erect, repair and service conveyers and all kinds of conveying equipment for industrial or any other use.

         To buy, sell, produce, manufacture and dispose of all kinds of goods, wares, merchandise, commodities, machinery, supplies and products, and generally to engage in and conduct any form of manufacturing or mercantile enterprise not contrary to law;

         To invest in real estate and to lease real estate and equipment owned or leased by the corporation;

         To carry on and conduct a general agency business, to act, and to appoint others to act, as general agent, special agent, broker, factor, manufacturer's agent, purchasing agent, sales agent, distributing agent, franchisee, representative and commission merchant, for individuals, firms, associations, and corporations in the distribution, delivery, purchase and sale of goods, wares, merchandise, property, commodities, and articles of commerce of every kind and description, and in selling, promoting the sale of, advertising, and introducing, and contracting for the sale, introduction, advertisement, and use of, services of all kinds, relating to any kind and all kinds of businesses, for any and all purposes;

         To lease, buy, sell, use, mortgage, improve and otherwise handle, deal in, and dispose of all property, real and personal, including stock and stock rights, as may be necessary or convenient in connection with the aforesaid business of the company;

         and in general to carry on any business in connection there with and incident thereto not forbidden by the laws of the State of Michigan, and with all the powers conferred upon corporations by the laws of the State of Michigan.

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                                  Maxco, Inc.
                                  Article III

         (a)        Each share of common stock shall have one vote.

         (b) No holder of any shares of stock of the Corporation of any class now or hereafter authorized shall have any preemptive right to purchase, subscribe for or otherwise acquire any share of any class of stock of the Corporation or any security exchangeable or convertible into any share of any class of stock of the Corporation, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any share of any class of stock of the Corporation.

         (c) Shares of preferred stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title and to include such number of shares as may be fixed and determined by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding, as may be determined from time to time by the Board of Directors prior to issuance of any shares thereof, in any or all of the following respects:

                 (i) The rate of dividend which the preferred stock of any such series hall be entitled to receive and whether such series shall be entitled to receive a dividend and whether such dividend shall be cumulative or non-cumulative;

                 (ii) The amount per share which the preferred stock of any such series shall be entitled to receive in case of the redemption thereof or in case of a voluntary liquidation or sale of assets, dissolution or winding up of the Corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

                 (iii) The relative rights, if any, of the holders of preferred stock of any such series to vote the same, and the extent, terms and conditions of such voting rights;

                 (iv) The right, if any, of the holders of preferred stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion; and

                 (v) The terms of the sinking fund or redemption of purchase account, if any, to be provided for the preferred stock of any such series.

         The description and terms of the preferred stock of each series shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issue of the original shares of each such series, shall be summarized in the certificates therefor, and a Certificate containing the resolution of the Board establishing and designating the series and prescribing the relative rights and preferences thereof shall be filed with the Corporations and Securities Bureau, Michigan Department of Commerce, and when filed shall constitute an amendment to the Articles of Incorporation. All shares of preferred stock shall be of
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Maxco, Inc. Article III Page 2

equal rank, and shall be identical in all respects except in respect of the particulars that may be fixed by the Board of Directors as hereinabove in this
Article III provided.


I. Series Three Preferred Stock. Series Three Preferred Stock of Maxco, Inc. shall be 15,200 shares with a face value of Sixty Dollars ($60.00) per shares.

         A. Dividends. The Corporation shall pay a Dividend upon such Series Three Preferred Stock as follows:

                 1. Such Dividend shall be equal to 10% per annum of the face value of each share.

                 2. The Corporation shall be obligated to declare a Dividend each and every quarter if it shall then be legally entitled to do so.

                 3. If the Dividend set forth herein is not paid and if such Dividend did not, under the circumstances, have to be paid, then such Dividend shall be payable in the next period when such Dividend legally can be made.

                 4. Should the surplus of said Corporation prior to any Dividend Day be insufficient to pay the Dividend on the Series Three Preferred Shares, such Dividend shall be payable from future surplus, but without interest, and no Dividend shall at any time be paid on the Common Shares until the full amount of 10% per annum up to such time and for the then current fiscal year upon all of the Preferred Shares issued shall have been paid or set apart.

         B. Voting. Holders of the Series Three Preferred Stock shall be entitled to 20 votes for each share of Series Three Preferred Stock held.

         C. Conversion. The Series Three Preferred Stock is a non-convertible series.

         D. Call. The Series Three Preferred Stock is not callable for two years from the date of issuance. The Series Three Preferred Stock is callable beginning the 3rd year as follows:

                 YEAR                            PRICE

                 Three                         105%
                 Four                          104%
                 Five                          103%
                 Six                           102%

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Maxco, Inc.
Article III
Page 3


                 Seven                         101%
                 Thereafter                    100%


II. Series Four Preferred Stock. Series Four Preferred Stock of Maxco, Inc. shall be 50,000 shares with a face value of $51.50 per share.

         A. Dividends. The Corporation shall pay a Dividend upon such Series Four Preferred Stock as follows:

                 1. Such Dividend shall be equal to 10% per annum of the face value of each share.

                 2. The Corporation shall be obligated to declare a Dividend each and every quarter if it shall then be legally entitled to do so.

                 3. If the Dividend set forth herein is not paid and if such Dividend did not, under the circumstances, have to be paid, then such Dividend shall be payable in the next period when such Dividend legally can be made.

                 4. Should the surplus of said Corporation prior to any Dividend Day be insufficient to pay the Dividend on the Series Four Preferred Shares, such Dividend shall be payable from future surplus, but without interest, and no Dividend shall at any time be paid on the Common Shares until the full amount of 10% per annum up to such time and for the then current fiscal year upon all of the Preferred Shares issued shall have been paid or set apart.

         B. Redemption. The Series Four preferred Shares are redeemable at any time after the third anniversary of their issuance in whole or in part, at the Company's option, at 100% of principal amount plus a declining premium amount which shall be equal to 5% until the fourth anniversary of issuance and shall decline 1% annually thereafter to zero following the eighth anniversary, and plus any accumulated and unpaid Dividends to the date of redemption.

                 Notice of the election of the Corporation to redeem all or a portion of the Series Four Preferred Stock shall be given by the Corporation by mailing a copy of such notice, not less than 30 nor more than 90 days prior to the date designated therein as the date for such redemption, to the holders of record of the Series Four Preferred Stock to be redeemed, addressed to them at their respective address appearing on the books of the Corporation.
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Maxco, Inc.
Article III
Page 4





         C. Voting. The Series Four Preferred Shares are nonvoting; provided however if accrued but unpaid dividends on the Series Four Preferred Shares are in arrears for six consecutive fiscal quarters of the Company, the holders shall have the right to elect as a class, one member of the Board of Directors of the Corporation. Also, the consent of the holders of two-thirds of the Series Four Preferred Stock will be required to create or authorize any series of stock ranking prior in liquidation to the Series Four Preferred Stock, or to change any of the express terms of the Series Four Preferred Stock in a manner prejudicial to the holders thereof.

         D. Liquidation. In any event of dissolution of the Corporation, the holders of Series Four Preferred Stock shall be entitled to receive the face value of their shares, together with accumulated dividends thereon to the date of payment, before holders of the Common Shares shall be entitled to receive anything thereon. Thereafter, the Series Four Preferred Stock shall not be entitled to share in the assets of the Corporation.

III. Series Five Preferred Stock. Series Five Preferred Stock of Maxco, Inc. shall be 34,000 shares with a face value of $120.00 per share.

         A. Dividends. The Corporation shall pay a Dividend upon such Series Five Preferred Stock as follows:

                 1. Such Dividend shall be equal to 10% per annum of the face value of each share.

                 2. The Corporation shall be obligated to declare a Dividend each and every quarter if it shall then be legally entitled to do so.

                 3. If the Dividend set forth herein is not paid and if such Dividend did not, under the circumstances, have to be paid, then such Dividend shall be payable in the next period when such Dividend legally can be made.

                 4. Should the surplus of said Corporation prior to any Dividend Day be insufficient to pay the Dividend on the Series Five Preferred Shares, such Dividend shall be payable from future surplus, but without interest, and no Dividend shall at any time be paid on the Common Shares until the full amount of 10% per annum up to such time and for the then current fiscal year upon all of the Preferred Shares issued shall have been paid or set apart.
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Maxco, Inc.
Article III
Page 5





         B. Redemption. The Series Five preferred Shares are redeemable at any time after the third anniversary of their issuance in whole or in part, at the Company's option, at 100% of principal amount plus a declining premium amount which shall be equal to 5% until the fourth anniversary of issuance and shall decline 1% annually thereafter to zero following the eighth anniversary, and plus any accumulated and unpaid Dividends to the date of redemption.

                 Notice of the election of the Corporation to redeem all or a portion of the Series Five Preferred Stock shall be given by the Corporation by mailing a copy of such notice, not less than 30 nor more than 90 days prior to the date designated therein as the date for such redemption, to the holders of record of the Series Five Preferred Stock to be redeemed, addressed to them at their respective address appearing on the books of the Corporation.

         C. Voting. The Series Five Preferred Shares are nonvoting; provided however if accrued but unpaid dividends on the Series Five Preferred Shares are in arrears for six consecutive fiscal quarters of the Company, the holders shall have the right to elect as a class, one member of the Board of Directors of the Corporation. Also, the consent of the holders of two-thirds of the Series Five Preferred Stock will be required to create or authorize any series of stock ranking prior in liquidation to the Series Five Preferred Stock, or to change any of the express terms of the Series Five Preferred Stock in a manner prejudicial to the holders thereof.

         D. Liquidation. In any event of dissolution of the Corporation, the holders of Series Five Preferred Stock shall be entitled to receive the face value of their shares, together with accumulated dividends thereon to the date of payment, before holders of the Common Shares shall be entitled to receive anything thereon. Thereafter, the Series Five Preferred Stock shall not be entitled to share in the assets of the Corporation.